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                                                                    EXHIBIT 99.1


MONDAY JANUARY 8, 4:28 PM EASTERN TIME

PRESS RELEASE

CYTYC CORPORATION AND TRIPATH IMAGING INC. SETTLE
LITIGATIONS

BOXBOROUGH, Mass. and BURLINGTON, N.C.--(BUSINESS WIRE)--Jan. 8, 2001 -- Cytyc Corporation (Nasdaq:CYTC - news) and TriPath Imaging Inc. (Nasdaq:
TPTH - news) today announced that they had settled the litigations between the two companies without admission of liability by any party. They have agreed to dismiss all claims and counterclaims against each other pending in Delaware and Massachusetts. Terms of the settlement were not disclosed.

Contact:
     Cytyc Corporation
     Patrick J. Sullivan, 978-266-3010
      or
     TriPath Imaging Inc.
     Dr. Paul R. Sohmer, 336-222-9707